UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2011

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 26, 2011, TrueBlue, Inc. (the “Company”) issued a press release (the “Press Release”) reporting its financial results for the third quarter ended September 30, 2011 and revenue and earnings guidance for the fourth quarter of 2011, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by this reference. Also attached to this report as Exhibit 99.2 is a slide presentation relating to the financial results for the third quarter ended September 30, 2011 (the “Investor Presentation”), which will be presented by management of the Company on a live conference call at 5 p.m. Eastern Time (2 p.m. Pacific Time) on Wednesday, October 26, 2011. The contents of the Investor Presentation are incorporated herein by this reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained above in this report (including the Press Release and the Investor Presentation) shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Press Release or the Investor Presentation be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company dated October 26, 2011.
99.2	Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: October 26, 2011	By:	/S/ DERREK L. GAFFORD
Derrek L. Gafford
Chief Financial Officer and Executive Vice President